         T H E  A M E R I C A N  I N S T I T U T E  O F  A R C H I T E C T S

                 [LOGO OF THE AMERICAN INSTITUTE OF ARCHITECTS]

                                                                   EXHIBIT 10.45

--------------------------------------------------------------------------------

                                AIA Document A117

                          ABBREVIATED FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR
                                       for
                     CONSTRUCTION PROJECTS OF LIMITED SCOPE
                        where the basis of payment is the
                           COST OF THE WORK PLUS A FEE
                   with or without a Guaranteed Maximum Price

                                  1987 EDITION

        THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH
    AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

  This document includes abbreviated General Conditions and should not be used with other general conditions. It has been approved and endorsed by The Associated General Contractors of America.

--------------------------------------------------------------------------------

AGREEMENT

made as of the                    day of                          in the year of
Two Thousand Two

BETWEEN the Owner:

(Name and address)
Dominion Homes, Inc.
5501 Frantz Road
Dublin, Ohio 43017
and the Contractor:

(Name and address)
The Daimler Group, Inc.
1533 Lake Shore Drive
Columbus, Ohio 43204
The Project is:

(Name and location)
Dominion Homes Office Building
4800 Tuttle Crossing Blvd.
Dublin, Ohio 43017

The Architect is:
(Name and address)
Maddox-NBD Inc.
4945 Bradenton Avenue
Dublin, Ohio 43017
The Owner and Contractor agree as set forth below.

     Copyright 1979, (C) 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Portions of this document are derived from AIA Document A111. Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee, copyright (C) 1987 and earlier years, and AIA Document A201, General Conditions of the Contract for Construction, copyright (C) 1987 and earlier years. Reproduction of the material herein of substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 1

                                    ARTICLE 1
                            THE WORK OF THIS CONTRACT

1.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:
The construction of a two-story, 35,000 +/- square foot office building with related site work on a 2.96-acre site located at 4800 Tuttle Crossing Blvd., Dublin, Chio. Details of the work shall be as represented in the attached list of Contract Documents (Exhibit A). The Work includes feasibility analysis, budgeting, scheduling, coordination of the architects and consulting engineers, value engineering, acquisition of building permits and payment of fees on the Owner's behalf, management and administration of the construction process, cost control and reporting, start up and Owner acceptance.

                                    ARTICLE 2
                           RELATIONSHIP OF THE PARTIES

2.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with the requirements of the Contract Documents.

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.) On or about December 10, 2002

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)
On or about October 10, 2003 subject to start date of December 10, 2002 and subject to start date and inclement weather.

subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

See Exhibit B

                                    ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 5 and the Contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

Contractor's Fee shall be 6% of hard costs (categories 1-16 and 19 excluding category 1910). Change orders for tenant work or changes in scope generated by the Owner or Tenant shall be subject to a Contractor's Fee of 6% plus reimbursement for contractor's personnel and other general conditions costs.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 2

4.2       GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

4.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed P.04.CW Dollars ($3,900,000.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

Not applicable.

4.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are describe in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of any accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 4.2.1 If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

Not applicable.

4.2.3     The amounts agreed to for unit prices, if any, are:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 4.2.1)

Not applicable.

                                    ARTICLE 5
                             COSTS TO BE REIMBURSED

5.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 5.

5.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work, including welfare, unemployment compensation, social security and other benefits.

5.1.2. Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction. All discounts for cash or prompt payment shall accrue to the Contractor.

5.1.3 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 3

5.1.4 Cost of all materials, temporary facilities, equipment and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work.

5.1.5 Reasonable rental costs for necessary temporary facilities, machinery, equipment, and hand tools used at the site of the Work, whether rented from the Contractor or others.

5.1.6 That portion directly attributable to this Contract of premiums for insurance and bonds.

5.1.7 Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the Work, provided they have resulted from causes other than the fault or neglect of the Contractor.

5.1.8     Costs of removal of debris from the site.

5.1.9 Cost incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.

5.1.10 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

(Here insert modifications or limitations to any of the above subparagraphs.)

5.1.11 Contractor shall be reimbursed $71,500 for its Project Manager (who is located at Contractor's main office), $89,500 for its Project Superintendent, and $7,500 for its Project Engineer, and $45 per hour for its Construction Technician in conjunction with Work asdociated with base building tenant finish and sitework.

                                    ARTICLE 6
                           COSTS NOT TO BE REIMBURSED

6.1       The Cost of the Work shall not include:

6.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as provided in Article 5.1.11.

6.1.2 Expenses of the Contractor's principal office and offices other than the site office.

6.1.3     Overhead and general expenses, except as may be expressly included in
Article 5.

6.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

6.1.5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 5.1.5.

6.1.6 Except as provided in Paragraph 10.2 of this Agreement, cost due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including, but not limited to, costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

6.1.7     Any cost not specifically and expressly described in Article 5.

6.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                    ARTICLE 7
                         DISCOUNTS, REBATES AND REFUNDS

7.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 4

7.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 7.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                    ARTICLE 8
                               ACCOUNTING RECORDS

8.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records relating to this Contract. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

                                    ARTICLE 9
                                PROGRESS PAYMENTS

9.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided in the Contract Documents. The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

9.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert any rate of interest agreed upon, if any.)

Prime Rate, as noted in The Wall Street Journal, plus 2%.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

                                   ARTICLE 10
                                  FINAL PAYMENT

10.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconfirming Work and to satisfy other requirements, if any, which necessarily survive final payment, and (2) a final Certificate for Payment has been issued by the Architect.

10.2 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs describe in Article 5 and not excluded by Article 6 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Subparagraph 4.2.1, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 11
                        ENUMERATION OF CONTRACT DOCUMENTS

11.1 The Contract Documents are listed in Article 12 and, except for Modifications issued after execution of this Agreement, are enumerated as follows:

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 5

11.1.1 The Agreement is this executed Abbreviated Form of Agreement Between Owner and Contractor, AIA Document A117, 1987 Edition.

11.1.2 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated, and are as follows:

    Document                      Title                    Pages

  See Exhibit A

11.1.3 The Specifications are those contained in the Project Manual dated as in Subparagraph 11.1.2, and are as follows:

(Either list the Specifications here or refer to an exhibit to this Agreement.)

Section                           Title                    Pages

  See Exhibit A

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 6

11.1.4 The Drawings are as follows, and are dated ____________________ unless a different date is stated below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                            Title                    Date

  See Exhibit A

11.1.5    The Addenda, if any, are as follows:

Number                            Date                     Pages

  See Exhibit A

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 11.

11.1.6 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents.)

  None

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 7

                               GENERAL CONDITIONS

                                   ARTICLE 12
                               CONTRACT DOCUMENTS

12.1 The Contract Documents consist of this Agreement with Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

12.2 The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor.

12.3 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site and become familiar with the local conditions under which the Work is to be performed.

12.4 The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

                                   ARTICLE 13
                                      OWNER

13.1      The Owner shall furnish surveys and a legal description of the site.

13.2 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, casements, assessments and charges required for the construction, use or occupancy of permanent structures or permanent changes in existing facilities.

13.3 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents or persistently fails to carry out the Work in accordance with the Contract Documents, the Owner, by a written order, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

                                   ARTICLE 14
                                   CONTRACTOR

14.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

14.2 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipments, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work

14.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

14.4 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contract shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

14.5 Unless otherwise provided in the Contract documents, the Contract shall pay sales, consumer, use, and other similar taxes which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect, and shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

14.6 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities bearing on performance of the Work. The Contractor shall promptly notify the Architect and Owner if the Drawings and Specifications are observed by the Contractor to be at variance therewith.

14.7 The Contractor shall be responsible to the Owner for the acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                     A117-1987 8

14.8 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness. The Work shall be in accordance with approved submittals. When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such certifications.

14.9 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

14.10 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

14.11 The Contractor shall pay all royalties and license fees; shall defend suites or claims for infringement of patent rights and shall hold the Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents unless the Contractor has reason to believe that there is an infringement of patent.

14.12 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 14.12.

14.12.1 In claims against any person or entity indemnified under this Paragraph 14.12 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 14.12 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

14.12.2 The obligations of the Contractor under this Paragraph 14.12 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, Construction Change Directives, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

                                   ARTICLE 15
                         ADMINISTRATION OF THE CONTRACT

15.1 The Architect will provide administration of the Contract and will be the Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 23.1.

15.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work and will endeavor to guard the Owner against defects and deficiencies in the Work.

15.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraphs 14.1 and 21.1. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents.

15.4 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

15.5 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect will make initial decisions on all claims, disputes or other matters in question between the Owner and contractor, but will not be liable for results of any interpretations or decisions rendered in good faith. The Architect's decisions in matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents. All other decisions of the Architect, except those which have been waived by making or acceptance of final payments, shall be subject to arbitration upon the written demand of either party.

15.6 The Architect will have authority to reject Work which does not conform to the Contract Documents.

15.7. The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

15.8 All claims or disputes between the Contractor and the Owner arising out of or relating to the Contract Documents, or the breach thereof, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise and subject to an initial presentation of the claim or dispute to the Architect as required under Paragraph 15.5. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

9 A117-1987
award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Contract Documents shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Agreement under which such arbitration arises, unless it is shown at the time the demand for arbitration is filed that
(1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, (3) the interest or responsibility of such person or entity in the matter is not insubstantial, and (4) such person or entity is not the Architect or any of the Architect's employees or consultants. The agreement herein among the parties to the Agreement and any other written agreement to arbitrate referred to herein shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                                   ARTICLE 16
                                  SUBCONTRACTS

16.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.

16.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor to whom the Owner or Architect has made reasonable and timely objection. The Contractors shall not be required to contract with anyone to whom the Contractor has made reasonable objection. Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow to the Subcontractor the benefit of all rights, remedies and redress afforded to the Contractor by these Contract Documents.

                                   ARTICLE 17
                CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

17.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided elsewhere in the Contract Documents.

17.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for the introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

17.3 Costs caused by delays, improperly timed activities or defective construction shall be borne by the party responsible therefor.

                                   ARTICLE 18
                               CHANGES IN THE WORK

18.1 The Owner, without invalidating the Contract, may order changes in the Work consisting of additions, deletions or modifications, the Guaranteed Maximum Cost, if any, and the Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner and Architect.

18.2      The Contract Sum and Contract Time shall be changed only by Change
Order.

18.3 The cost or credit to the Owner from a change in the Work shall be determined by mutual agreement.

                                   ARTICLE 19
                                      TIME

19.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

19.2 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 20.3.

19.3 If the Contractor is delayed at any time in progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor's control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

                                   ARTICLE 20
                             PAYMENTS AND COMPLETION

20.1 Payments shall be made as provided in Articles 9 and 10 of this Agreement.

20.2 Payments may be withheld on account of (1) defective Work not remedied, (2) claims filed by third parties, (3) failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment,
(4) reasonable evidence that the Work cannot be completed for the unpaid balance of the Guaranteed Maximum Price, if any, (5) damage to the Owner or another contractor, (6) reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance of the Guaranteed Maximum Price, if any, would not be adequate to cover actual or liquidated damages for the anticipated delay, or (7) persistent failure to carry out the Work in accordance with the Contract Documents.

20.3 When the Architect agrees that the Work is substantially complete, the Architect will issue a Certificate of Substantial Completion.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                   A117-1987  10

20.4 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

20.5 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

          .1 liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

          .2 failure of the Work to comply with the requirements of the Contract Documents; or

          .3   terms of special warranties required by the Contract Documents.

Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

                                   ARTICLE 21
                       PROTECTION OF PERSONS AND PROPERTY

21.1 The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

          .1 employees on the Work and other persons who may be affected thereby;

          .2   the Work and materials and equipment to be incorporated therein;
               and

          .3   other property at the site or adjacent thereto.

The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons and property and their protection from damage, injury or loss. The Contractor shall promptly remedy damage and loss to property at the site caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Subparagraphs 21.1.2 and 21.1.3, except for damage or loss attributable to acts or omissions of the Owner or Architect or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 14.12.

21.2 The Contractor shall not be required to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

                                   ARTICLE 22
                                   INSURANCE

22.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located insurance for protection from claims under workers' or workmen's compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor's operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or any-one directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor's obligations under Paragraph
14.12. Certificates of such insurance shall be filed with the Owner prior to the commencement of the Work.

22.2 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

22.3 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance upon the entire Work at the site to the full insurable value thereof. The insurance shall be on an all-risk policy form and shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.

22.4 A loss insured under Owner's property insurance shall be adjusted with the Owner and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause.

22.5 The Owner shall file a copy of each policy with the Contractor before an exposure to loss may occur. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

22.6 The Owner and Contractor waive all rights against each other and the Architect, Architect's consultants, separate contractors described in Article 17, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Article 22 or other property insurance applicable to the Work, except such rights as they may have to the proceeds of such insurance held by the Owner as fiduciary. The Contractor shall require similar waivers in favor of the Owner and the Contractor by Subcontractors and Sub-subcontractors. The Owner shall require similar waivers in favor of the Owner and Contractor by the Architect, Architect's consultants, separate contractors described in Article 17, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them.

                                   ARTICLE 23
                               CORRECTION OF WORK

23.1 The Contractors shall promptly correct Work rejected by the Architect or failing to conform to the requirements, of the

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

11  A117-1987

Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed, and shall correct any Work found to be not in accordance with the requirements of the Contract Documents within a period of one year from the date of Substantial Completion of the Contract or by terms of an applicable special warranty required by the Contract Documents. The provisions of this Article 23 apply to Work done by Subcontractors as well as to Work done by direct employees of the Contractor.

23.2 Nothing contained in this Article 23 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Paragraph 23.1 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

                                   ARTICLE 24
                             MISCELLANEOUS PROVISIONS

24.1 The Contract shall be governed by the law of the place where the Project is located.

24.2 As between the Owner and the Contractor, any applicable statue of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued:

          .1 not later than the date of Substantial Completion for acts or failures to act occurring prior to the relevant date of Substantial Completion;

          .2 not later than the date of issuance of the final Certificate for Payment for acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment; and

          .3 not later than the date of the relevant act or failure to act by the Contractor for acts or failures to act occurring after the date of the final Certificate for Payment.

                                   ARTICLE 25
                           TERMINATION OF THE CONTRACT

25.1 If the Architect fails to recommend payment for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment thereon for a period of 30 days, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner payment for all Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages applicable to the Project, provided that in no event shall such payment cause the Guaranteed Maximum Price to be exceeded.

25.2 If the Contractor defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform a provision of the Contract, the Owner, after seven days' written notice to the Contractor and without prejudice to any other remedy the Owner may have, may make good such deficiencies and may deduct the cost thereof, including compensation for the Architect's services and expenses made necessary thereby, form the payment then or thereafter due the Contractor. Alternatively, at the Owner's option, and upon certification by the Architect that sufficient cause exists to justify such action, the Owner may terminate the Contract and take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor, but if such costs exceed such unpaid balance, the Contractor shall pay the difference to the Owner, provided that in no event shall such payment cause the Guaranteed Maximum Price, if any, to be exceeded.

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

                                                                   A117-1987  12

                                   ARTICLE 26
                         OTHER CONDITIONS OR PROVISIONS

26.1 The attached Development Budget (Exhibit B) is to be used as the basis for anticipated costs.

26.2 The Owner shall reimburse Contractor for any out-of-pocket expenses Contractor pays on the Owner's behalf relative to cost categories 18, 19, 20, 21, 22 & 23 of the Development Budget.

26.3 This Agreement includes Work associated with the building shell and sitework.

26.4 It is agreed and understood that this Agreement excludes Work associated with tenant finish work. Documents for tenant finish work are expected to be complete and available for bidding on or about January 21, 2003. Cost associated with tenant finish work will be handled by way of a change order to this Agreement.

This Agreement entered into as of the day and year first written above.

OWNER DOMINION HOMES, INC              CONTRACTOR THE DIAMLER GROUP, INC.


/s/ Peter J. O'Hanlon                  /s/ Conrad Wisinger
-----------------------------------    ---------------------------------------
(Signature)                            (Signature)


    Peter J. O'Hanlon                      Conrad Wisinger
    Chief Financial Officer                CEO
-----------------------------------    ---------------------------------------
(Printed name and title)               (Printed name and title)

AIA DOCUMENT A117 . ABBREVIATED COST-PLUS OWNER-CONTRACTOR AGREEMENT . SECOND EDITION . AIA(R) (C) 1987 . THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

13  A117-1987